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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in:

         (i) Registration Statement No. 2-98602 (1985 Stock Option Plan) on Form S-8;

         (ii)     Registration Statement No. 33-36586 (1990 Fleming Stock Option
                  Plan) on Form S-8;

         (iii)    Registration Statement (1990 Stock Incentive Plan) on Form
                  S-8;

         (iv) Registration Statement No. 33-56241 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

         (v)      Registration Statement No. 333-11317 (1996 Stock Incentive
                  Plan) on Form S-8;

         (vi)     Registration Statement No. 333-28219 (Associate Stock Purchase
                  Plan) on Form S-8;

         (vii)    Registration Statement No. 333-80445 (1999 Stock Incentive
                  Plan) on Form S-8;

         (viii) Registration Statement No. 333-89375 (Consolidated Savings Plus and Stock Ownership Plan) on Form S-8;

         (ix)     Registration Statement No. 333-40670 (2000 Stock Incentive
                  Plan) on Form S-8;

         (x) Registration Statement No. 333-40660 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

         (xi) Registration Statement No. 333-76480 (Senior Subordinated Notes) on Form S-4 (this registration statement has not been declared effective); and

         (xii) Registration Statement No. 333-60178 (Convertible Notes) on Form S-3

of our report dated February 13, 2002, appearing in this Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 29, 2001.

DELOITTE & TOUCHE LLP

Dallas, Texas
March 5, 2002